EXHIBIT B
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Shares of C&D Technologies, Inc. dated as of September 24, 2010, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: September 24, 2010	ANGELO, GORDON & CO., L.P.
	By:	AG Partners, L.P.
Its General Partner

	By:	JAMG LLC
Its General Partner

	By:	/s/ Kirk Wickman
	Name:	Kirk Wickman
	Title:	Attorney-in-Fact

Date: September 24, 2010	JOHN M. ANGELO
/s/ Kirk Wickman
	Name:	Kirk Wickman
	Title:	Attorney-in-Fact

Date: September 24, 2010	MICHAEL L. GORDON
/s/ Kirk Wickman
	Name:	Kirk Wickman
	Title:	Attorney-in-Fact